                                                 EXHIBIT 10.19
                                                 TO HOLLYWOOD PARK, INC.'S
                                                 JUNE 30, 1996, FORM 10-Q


                           STOCK PURCHASE AGREEMENT


   This Stock Purchase Agreement (this "Agreement") is made as of the _____ day of August, 1996 by and between Hollywood Park, Inc., a Delaware corporation ("Hollywood Park"), and Edward P. Roski, Jr., an individual residing in the State of California ("Roski").

   WHEREAS, Hollywood Park intends to enter into a strategic combination (the "Merger") with Boomtown, Inc., a Delaware corporation ("Boomtown"), pursuant to an Agreement and Plan of Merger dated as of April 23, 1996 by and among Hollywood Park, Boomtown and HP Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Hollywood Park (as amended and in effect from time to time, the "Merger Agreement"); and

   WHEREAS, subject to consummation of the Merger pursuant to the Merger Agreement and certain other conditions set forth herein, Hollywood Park intends to purchase from Roski, and Roski intends to sell to Hollywood Park, the Roski Stock (as defined herein).

   NOW THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Hollywood Park and Roski hereby agree as follows:

     1.   DEFINITIONS AND RULES OF INTERPRETATION
          ---------------------------------------

             1    Definitions.  The following terms shall have the
                  -----------
   respective meaning set forth below, or in the Sections of this Agreement respectively referred to below:

          "Affiliate" of any person or entity organized as a corporation, partnership, joint venture, business trust or other non-individual person, shall mean (i) any person or entity which directly or indirectly owns fifty percent (50%) or more of the stock, partnership or other beneficial interest of such person or entity, (ii) any corporation, partnership or other entity of which fifty percent (50%) or more of the stock, partnership or other beneficial interest is owned directly or indirectly by such person or entity, and (iii) any corporation, partnership or entity of which fifty percent (50%) or more of the stock, partnership or other beneficial interest is owned directly or indirectly by any person or entity that owns fifty percent (50%) or more of the stock, partnership or other beneficial interest of such person or entity.

          "Approvals" shall mean all governmental approvals, consents, licenses, findings of suitability, and permits, including without limitation, any approvals of Gaming Authorities, as may be required to effect the transactions contemplated hereby.

          "Boomtown" shall have the meaning ascribed thereto in the recitals hereto.

          "Effective Date" shall mean the date of this Agreement.

          "Exchange Date" shall mean the date on which the conditions precedent specified in Sections 5.3 and 5.4 hereof have been satisfied or waived.

          "GAAP" shall mean generally accepted accounting principles as in effect on the relevant date of determination consistently applied.

          "Gaming Authority" shall mean the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other state, county or other governmental authority having responsibility for, jurisdiction over, or regulatory authority, oversight or supervisory responsibilities in respect of, any gaming related business operated or contemplated to be operated at or in connection with the Resort.

          "Gaming Laws" shall mean (i) all applicable provisions of the Nevada Gaming Control Act and the statutes rules, and regulations promulgated thereunder and (ii) all interpretations, decisions, judgments, orders and decrees of any Gaming Authority.

          "Hollywood Park" shall have the meaning ascribed to such term in the preamble hereto.

          "IVAC" shall mean IVAC, a California general partnership.

          "Merger" shall have the meaning ascribed to such term in the recitals hereto.

          "Merger Agreement" shall have the meaning ascribed to such term in the recitals hereto.

          "Resort" shall mean the facility located at 3333 Blue Diamond Road, Las Vegas, Nevada consisting of a casino, hotel, restaurant, recreational vehicle park and related facilities, and all assets located at, used principally in connection with, or arising principally from such facilities.

          "Roski" shall have the meaning ascribed to such term in the preamble hereto.

          "Roski Stock" shall mean 714,386 shares of the common stock of Boomtown held, as of the Effective Date, by Roski, and all shares of the common stock of Hollywood Park into which such Boomtown common stock may hereafter be converted in the Merger, or which Roski may hereafter have a right to receive in exchange for such Boomtown common stock.

          "Roski Stock Value" shall mean the average per share closing price of the Boomtown common stock on the Nasdaq National Market over the five trading days preceding the date of signing this Agreement multiplied by the number of shares of Roski Stock.

          "Swap Agreement" shall mean that certain Blue Diamond Swap Agreement, dated as of even date herewith, by and among Boomtown, Hollywood Park, Roski, IVAC and certain other Affiliates of such parties.

             2    Rules of Interpretation
                  -----------------------

                  (a) A reference to any document or agreement shall, unless otherwise provided, include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and, if applicable, as permitted by this Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any applicable amendment or modification to such law, or any applicable successor law.

                  (d) A reference to any person or entity includes its permitted successors and permitted assignees.

                  (e) Accounting terms not otherwise defined herein have the respective meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include," "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect shall have the respective meanings assigned to them therein.

                  (h) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated.

                  (i) The words "herein," "hereof," "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

        2.     TRANSFER OF ROSKI STOCK
               -----------------------

        Subject to the terms and conditions of this Agreement, (i) Roski agrees, on the Exchange Date, to transfer, convey, assign and deliver to Hollywood Park all of Roski's right, title and interest in and to the Roski Stock and
   (ii) Hollywood Park agrees, on the Exchange Date, to acquire and accept from Roski all of Roski's right, title and interest in and to the Roski Stock, in exchange for a promissory note to be issued by Hollywood Park in the principal amount of the Roski Stock Value in the form attached as Exhibit A hereto (the "Hollywood Park Note").

        3.     EXCHANGE DATE DELIVERIES
               ------------------------

        On the Exchange Date, subject to the terms and conditions hereof, (a) Roski shall transfer, convey, assign, and deliver to Hollywood Park, and Hollywood Park shall acquire and accept from Roski, the Roski Stock and (b) Hollywood Park shall deliver to Roski the Hollywood Park Note. Each party shall deliver to the other such endorsements, assignments, stock powers, releases and other instruments as the other party shall reasonably request or as necessary to vest in the other party valid and marketable title, free and clear of all liens or encumbrances to the Hollywood Park Note, in the case of Roski, and to the Roski Stock, in the case of Hollywood Park.

        4.     REPRESENTATIONS AND WARRANTIES
               ------------------------------

             1    Representations and Warranties of Roski. Roski represents and
                  ---------------------------------------
   warrants to Hollywood Park, as of the Effective Date and the Exchange Date (unless a specific date is referenced below), as follows:

                  (a) Legal Capacity. Roski is an individual with capacity to
                      --------------
   contract; he has all requisite power and authority and is entitled to carry on his business as now being conducted, and to own, lease or operate his properties in the places where his business is now conducted and where his properties are now owned, leased or operated.

                  (b) Authorization, etc. Roski has all requisite power and full
                      ------------------
   legal right to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by and constitutes the valid and binding obligation of Roski, enforceable in accordance with its terms, except insofar as the enforceability hereof may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium or other laws providing relief to debtors, or laws or principles of equity generally.

                  (c) Execution, Delivery and Performance. Neither execution and
                      -----------------------------------
   delivery nor performance of this Agreement by Roski will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate by any other party to, require any consent not obtained prior to the Exchange Date with respect to, or result in the creation of any lien, charge or encumbrance pursuant to any provisions of any material indenture, bond, note, loan agreement, guaranty, franchise, mortgage, deed of trust, lease or other agreement by which Roski is bound or conflict with, result in a default, right to accelerate by any other party to, or result in the creation of any lien, charge or encumbrance pursuant to any law, ordinance, rule or regulation, or any order, judgment, award or decree to which Roski is a party or by which Roski or any portion of the Roski Stock may be bound or affected.

                  (d) Title to Roski Stock, etc. Roski has, and will on the
                      -------------------------
   Exchange Date, immediately prior to the transfer to Hollywood Park contemplated hereby, have, valid and marketable title to, and unrestrained right to transfer, all of the Roski Stock. No part of the Roski Stock on the Exchange Date will be subject to any mortgage, deed of trust, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, shop rights, covenants not to sue, or adverse claim of any kind or nature, or other encumbrances of any kind, rights of use or occupancy, or any other rights or privileges, other than those imposed by Gaming Laws on the Roski Stock. In addition to the Roski Stock and 5,001 shares of Boomtown common stock held by Roski as of the Effective Date and the options to acquire shares of Boomtown common stock in his capacity as a Boomtown director, neither Roski nor any of his Affiliates owns any other securities of Boomtown or any of its Affiliates, or rights (contingent or otherwise) to acquire securities of Boomtown or any of its Affiliates.

                  (e) Representations Complete. There is no fact known to Roski
                      ------------------------
   which could reasonably be expected to affect, in a materially adverse manner, the transferability of the Roski Stock or otherwise to carry out the transactions contemplated by this Agreement.

             2  Representations and Warranties of Hollywood Park. Hollywood Park
                ------------------------------------------------
   represents and warrants to Roski, as of the Effective Date and the Exchange Date (unless a specific date is referenced below), as follows:

                  (a) Organization. Hollywood Park is duly organized and validly
                      ------------
   existing under the laws of its jurisdiction of incorporation. Hollywood Park has all requisite power and authority to, and is entitled to, carry on its business as now conducted and to own or lease its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Hollywood Park is qualified to do business in all foreign jurisdictions in which it is required to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business or assets of Hollywood Park.

                  (b) Authorization, etc.  Hollywood Park has all requisite
                      ------------------
   corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Hollywood Park and the consummation by Hollywood Park of the transactions contemplated hereby have been duly authorized by all requisite action of Hollywood Park. This Agreement has been duly executed and delivered by and constitutes the valid and binding obligation of Hollywood Park, enforceable in accordance with its terms, except insofar as the enforceability hereof may be limited by applicable bankruptcy, insolvency, receivership, reorganization, moratorium or other laws providing relief for debtors or principles of equity generally.

                  (c) Execution, Delivery and Performance. Neither execution,
                      -----------------------------------
   delivery nor performance of this Agreement by Hollywood Park will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate by any other party to, or result in the creation of any lien, charge or encumbrance pursuant to any provisions of such person's organizational documents or by-laws or any material franchise, mortgage, deed of trust, lease, license, agreement or understanding, or conflict with, result in a default, right to accelerate by any other party to, or result in the creation of any lien, charge or encumbrance pursuant to any law, ordinance, rule or regulation, or any order, judgment, award or decree to which Hollywood Park is a party or by which it may be bound or affected.

                  (d) Validity of Note. The Hollywood Park Note will, on the
                      ----------------
   Exchange Date, be the valid and binding obligation of Hollywood Park, enforceable against Hollywood Park in accordance with its terms.

        5.     CONDITIONS PRECEDENT
               --------------------

             1    Conditions to Execution and Delivery of this Agreement by
                  ---------------------------------------------------------
   Hollywood Park. This Agreement shall not take effect until Hollywood Park
   --------------
   shall have received a facsimile or an original counterpart of this Agreement, duly executed and delivered by Roski.

             2    Conditions to Execution and Delivery of this Agreement by
                  ---------------------------------------------------------
                  Roski.
                  -----
   This Agreement shall not take effect until Roski shall have received a facsimile or an original counterpart of this Agreement duly executed and delivered by Hollywood Park.

             3    Conditions to Exchange by Hollywood Park. The obligation of
                  ----------------------------------------
   Hollywood Park to transfer to Roski the Hollywood Park Note in exchange for the Roski Stock is subject to the satisfaction (or waiver by Hollywood Park) of the conditions set forth below:

                  (a) The representations and warranties made by Roski in this Agreement shall be true and correct in all material respects on and as of the Exchange Date with the same effect as if made on and as of the Exchange Date, except as otherwise contemplated by this Agreement. Roski shall have performed and complied with all agreements, covenants and conditions on his part required to be performed or complied with on or prior to the Exchange Date in all material respects.

                  (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall not violate any law, rule or regulation applicable to Hollywood Park, including without limitation, Gaming Laws, federal and state securities laws, or any order, decree or judgment of any court or governmental body having competent jurisdiction, and no order shall have been issued by a court of competent jurisdiction restraining, prohibiting or rendering unlawful the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

                  (c) All Approvals necessary to effect the transactions hereunder and to vest valid and marketable title to the Roski Stock in Hollywood Park shall have been obtained and shall be in full force and effect. No Gaming Authority shall have indicated to any party hereto that in, the opinion of such Gaming Authority, any Approvals required for the consummation of the transactions contemplated hereby are likely to be revoked or rejected. No registration with any governmental authority or agency which has not been effected shall be necessary to effect the transactions contemplated hereby.

                  (d) Roski shall have duly delivered the Roski Stock as set forth in Section 3 and any other documents of transfer Hollywood Park may reasonably request to effect the transfer of the Roski Stock.

                  (e) All of the conditions precedent to the Merger shall have been satisfied or waived and the Merger shall have been consummated.

                  (f) Each of the transactions contemplated by the Swap Agreement shall have been consummated under the terms of the Swap Agreement.

                  (g) The consummation of the transactions contemplated by this Agreement and the Swap Agreement shall not, as a result of any changes in tax law occurring after the signing of this Agreement (including without limitation statutory, regulatory, administrative, or judicial changes), create a material risk that the contemplated treatment of the Merger as a tax-free reorganization would be impaired or adversely affected in the view of either Hollywood Park or Boomtown, based upon advice of its respective tax counsel.

             4    Conditions to Exchange by Roski. The obligation of Roski to
                  -------------------------------
   transfer to Hollywood Park the Roski Stock in exchange for the Hollywood Park Note hereunder shall be subject to the satisfaction (or waiver by Roski) of the conditions set forth below:

                  (a) The representations and warranties made by Hollywood Park in this Agreement shall be true and correct in all material respects on and as of the Exchange Date with the same effect as if made on and as of the Exchange Date, except as otherwise contemplated by this Agreement. Hollywood Park shall have performed and complied with all agreements, covenants and conditions on the part of such entity required to be performed or complied with on or prior to the Exchange Date in all material respects.

                  (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall not violate any law, rule or regulation applicable to Roski, including, without limitation, Gaming Laws, federal and state securities laws, or any order, decree or judgment of any court or governmental body having competent jurisdiction, and no order shall have been issued by a court of competent jurisdiction restraining, prohibiting or rendering unlawful the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

                  (c) All Approvals necessary to effect the transactions contemplated hereby shall have been obtained. No Gaming Authority shall have indicated to any party hereto that, in the opinion of such Gaming Authority, any Approvals required for the consummation of the transactions contemplated hereby are likely to be revoked or rejected. No registration with any governmental authority or agency which has not been effected shall be necessary to effect the transactions contemplated hereby.

                  (d) Hollywood Park shall have duly delivered the Hollywood Park Note as set forth in Section 3 and any other documents of transfer Roski may reasonably request to effect the issuance of the Hollywood Park Note.

                  (e) Each of the transactions contemplated by the Swap Agreement shall have been consummated under the terms of the Swap Agreement.

        6.     ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES.
               --------------------------------------------------

             1    Approvals.  The Parties agree to use their best efforts and
                  ---------
   to cooperate with each other to obtain the Approvals necessary to effect the transactions hereunder.

             2    Transfer Taxes. The parties acknowledge and agree that
                  --------------
   all transfer, stamp, recording and similar taxes assessed or otherwise payable by reason of the conveyance contemplated hereby shall be for the account of Roski. The parties agree to cooperate with each other to the extent legally permitted to minimize any such taxes and charges.

             3    Additional Deliveries; Further Assurances. After the Effective
                  -----------------------------------------
   Date, each party to this Agreement shall, at the request of the other, furnish, execute, and deliver such documents, instruments, certificates, notices or other further assurances as the requesting party shall reasonably request as necessary or desirable to effect complete consummation of this Agreement and the transactions contemplated hereby. After the Exchange Date, Roski and his Affiliates shall, at the request of Hollywood Park, (a) take such further actions as may be reasonably necessary to vest in Hollywood Park marketable title to the Roski Stock, (b) execute and deliver and file or record, such further instruments of sale, conveyance, transfer and assignment, and (c) take such other actions, as Hollywood Park may reasonably request in order effectively to sell, convey, transfer and assign the Roski Stock to Hollywood Park and otherwise to effectuate the purposes hereof. After the Exchange Date, Hollywood Park and its Affiliates shall take such further actions as Roski may reasonably request in order effectively to issue the Hollywood Park Note to Roski and otherwise to effectuate the purposes hereof.


        7.     TERMINATION.
               -----------

              If (a) the Exchange Date has not occurred prior to or on June 30, 1997, or, if the Merger Agreement is extended, such later date as may then be the scheduled termination date of the Merger Agreement, or such later date as may have been agreed to by the parties in writing, or (b) the Merger Agreement has terminated in accordance with its terms, then this Agreement shall, on such date, automatically and without further action by either party, terminate and have no further force and effect. In addition, if any representation or warranty made by any party herein shall prove to have been false, inaccurate or misleading in any material respect when made, then the party to whom such representation or warranty is made may terminate this Agreement by notice to the breaching party any time prior to the Exchange Date. In the event that this Agreement shall terminate by reason of the material falsity, inaccuracy or misleading character of any representation or warranty, the party to whom such representation or warranty is made shall retain, both before and after such termination, all rights and remedies available under applicable law. Furthermore, in the event that Boomtown and Hollywood Park elect to utilize an alternate structure to effect the transactions contemplated by the Blue Diamond Swap Agreement in accordance with such agreement, which structure involves Roski retaining the Roski Stock, then Hollywood Park may terminate this Agreement without any liability to Roski. If Roski is so required to retain the Roski Stock, the shares of Hollywood Park common stock he would be entitled to receive in the Merger will be covered by the same Registration Statement on Form S-4 as the other shares of Hollywood Park common stock issuable in the Merger.

        8.     MISCELLANEOUS.
               -------------

             1    Changes, Waivers, etc. Neither this Agreement nor any
                  ---------------------
   provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing which references this Agreement and is signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

             2    Payment of Fees and Expenses. Each of the parties hereto shall
                  ----------------------------
   pay its own respective fees and expenses incurred in connection herewith. In the event of any litigation or other proceeding resulting from a dispute hereunder, the legal fees, costs and expenses of the prevailing party shall be paid by the losing party.

             3    Notices. All notices, requests, consents and other
                  -------
   communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first-class postage prepaid, registered or certified mail, or delivered via overnight courier;

           If to Hollywood Park:      Hollywood Park, Inc.
                                      1050 South Prairie Avenue
                                      Inglewood, CA  90301
                                      Attention:  Michael Finnigan

           with copy to:              Irell & Manella LLP
                                      1800 Avenue of the Stars
                                      Suite 900
                                      Los Angeles, CA  90067
                                      Attention:  Al Segel, Esq.

           If to Roski:               Edward P. Roski, Jr.
                                      Majestic Realty Co.
                                      13191 Crossroads Parkway North
                                      6th Floor
                                      City of Industry, California  91746

           with a copy to:            Latham & Watkins
                                      633 West Fifth Street, Suite 4000
                                      Los Angeles, California  90071
                                      Attention:  David B. Rogers, Esq.

   Such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given on the date of delivery, if delivered personally, one (1) day following the date of delivery, if delivered by overnight courier or, if sent by mail, five (5) days thereafter.

             4    Entire Agreement. This Agreement, including the exhibits which
                  ----------------
   are incorporated into and made an integral part of this Agreement by reference, set forth the entire understanding of the parties and supersede all prior agreements of the parties with respect to the subject matter hereof.

             5    Survival of Representations and Warranties, etc. All
                  -----------------------------------------------
   representations and warranties contained herein shall survive the execution and delivery of this Agreement.

             6    Headings; References to Agreement. The headings of the
                  ---------------------------------
   sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement. References herein to "this Agreement" shall include all exhibits hereto.

             7    Choice of Law; Interpretation. THIS AGREEMENT SHALL FOR ALL
                  -----------------------------
   PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO CONFLICTS OF LAW).

             8    Counterparts.  This Agreement may be executed in one or
                  ------------
   more counterparts, each of which shall be deemed an original, but which shall together constitute but one and the same instrument. To make proof of this Agreement, it shall be necessary to produce one such counterpart.

             9    Severability. To the extent any provision of this Agreement
                  ------------
   shall be invalid or unenforceable, it shall be considered deleted from this Agreement and the remaining provisions of this Agreement shall be unaffected and shall continue in full force and effect.

             10   Successors and Assigns. This Agreement shall be binding upon
                  ----------------------
   and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party may assign its rights or obligations hereunder other than to an Affiliate without the prior written approval of the other party.

             11   Waiver of Jury Trial. EACH PARTY HERETO KNOWINGLY, ABSOLUTELY
                  --------------------
   AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS IT MAY OTHERWISE HAVE HAD TO A TRIAL BY JURY WITH RESPECT TO OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

    IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date and year first above written.



/s/ Edward P. Roski, Jr.__________________
EDWARD P. ROSKI, JR.



HOLLYWOOD PARK, INC.


By:/s/ G.Michael Finnigan__________________

Title: President, Sports  and Entertainment, CFO_________

                                                                       Exhibit A
                                                                       ---------

                            FORM OF PROMISSORY NOTE

  _________$                                             Los Angeles, California
                                                         _______________, 1996


   FOR VALUE RECEIVED, Hollywood Park, Inc., a Delaware corporation (the "Maker") hereby absolutely and unconditionally promises to pay to Edward J. Roski, Jr. (the "Holder"), or order, in accordance with the payment schedule set forth below, in immediately available funds, the principal amount of ___________ ______________________ ($_________), and to pay interest on the unpaid principal amount hereof at an annual rate of interest equal to the rate announced by Bank of America from time to time as its "reference rate", adjusted on the first business day of the next succeeding calendar month after any change to such rate is announced, plus one percent (1.0%), in immediately available funds, payable annually in arrears on the anniversaries of the issuance date of this Note, provided, that interest on any amounts not paid when due hereunder shall accrue at an annual rate which is two percent (2%) above the rate otherwise payable hereunder; and provided, further, that in no event shall the interest rate of this Note exceed the maximum rate permitted by applicable law. This Note is issued pursuant to the Stock Purchase Agreement dated as of August __, 1996 (the "Purchase Agreement") by and among the Maker and the Holder and constitutes the "Hollywood Park Note" described therein. Capitalized terms defined in the Purchase Agreement, whether directly or indirectly by reference, shall have the respective meanings herein assigned to such terms in the Purchase Agreement.

   Principal obligations of the Maker evidenced hereby shall be paid in four (4) equal installments of $_________ each [20% of the principal amount], on each anniversary of the issuance date of this Note, and an additional, final payment on the fifth anniversary thereof in an amount equal to all obligations of the Maker then outstanding hereunder.

   Upon the occurrence and during the continuance of any of the following events (each, an "Event of Default"): (i) failure to pay any interest accrued hereunder within five days following the date such payment was due, or the failure to pay any principal amount owing by the Maker hereunder when due and payable, (ii) material falsity of any representations or warranties by the Maker in the Purchase Agreement, (iii) initiation of any bankruptcy, insolvency, moratorium, receivership or reorganization by or against the Maker, or (iv) acceleration of any indebtedness in excess of $1,000,000 by other creditors of the Maker, the entire unpaid principal balance of this Note, all of the unpaid interest accrued thereon and all other amounts owing in respect thereof may automatically become, in the case of a default under clauses (iii) or (iv), or may be declared to be, in the case of a default under clauses (i) or (ii), immediately due and payable. Thereupon, the Holder may proceed to enforce its rights and remedies under this Note and applicable law, all of such remedies being cumulative and not exclusive.

   No delay or omission on the part of the Holder or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or any other right of the Holder, nor shall any delay, omission or waiver of any one occasion be deemed a bar to or waiver of the same or any other right or any other occasion. The Maker and every endorser and guarantor of this Note regardless of the time, order or place of signing hereby waives presentment, demand, protest and notice of every kind, and assents to any extension or postponement of the time for payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person or entity primarily or secondarily liable.

   All costs incurred in any litigation arising from this Note shall be borne by the prevailing party. All other expenses of enforcement of the Holder's rights hereunder (including reasonable legal and other professional fees) shall be for the account of the Maker.

   THIS NOTE SHALL FOR ALL PURPOSES BY GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO CONFLICTS OF
LAW).

   This Note shall be binding upon the Maker's successors and assigns, and shall inure to the benefit of the Holder's successors and assigns.

   IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer to take effect as of the date first hereinabove written.


                                           "Maker"
                                           Hollywood Park, Inc.



                                           By: /s/ G. Michael Finnigan
                                               ------------------------------
                                               G. Michael Finnigan
                                               Chief Financial Officer

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